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                                                                     EXHIBIT 4.3
                                AMENDMENT NO. 1
                                       TO
                          CREDIT AND SECURITY AGREEMENT
                            DATED AS OF JUNE 28, 2001


         This AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT, made as of August __, 2002 (this "Amendment"), among OLYMPIC STEEL, INC. (the "Borrower"), the LENDERS which are signatories hereto (the "Lenders"), and NATIONAL CITY COMMERCIAL FINANCE, INC., as Administrative Agent for the Lenders (the "Administrative Agent"),

                                   WITNESSETH:

         WHEREAS, the Borrower has been extended certain financial accommodations pursuant to that certain Credit and Security Agreement, dated as of June 28, 2001, (as amended to the date hereof, the "Credit Agreement"), among the Borrower, OLYMPIC STEEL LAFAYETTE, INC., OLYMPIC STEEL MINNEAPOLIS, INC., OLYMPIC STEEL IOWA, INC. OLY STEEL WELDING, INC., OLYMPIC STEEL RECEIVABLES L.L.C., (collectively, the "Subsidiary Guarantors"), Lenders, the Administrative Agent, NATIONAL CITY BANK, as Lead Arranger and Designated Letter of Credit Issuer, and CITICORP USA, INC., as Syndication Agent;

         WHEREAS, the parties desire to amend certain provisions of the Credit Agreement as set forth herein and the Lenders which are signatories hereto constitute the "Required Lenders" and the "Required Term B Lenders" for the purposes of amending the Credit Agreement pursuant to Section 15.1 thereof;

         NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Lenders, and the Administrative Agent do hereby agree as follows:

Section 1     DEFINED TERMS.

              Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

Section 2     AMENDMENTS TO THE CREDIT AGREEMENT.

          2.1 AMENDMENT TO SECTION 2.5(c). Section 2.5(c) of the Credit Agreement is hereby amended to read as follows:

              2.5(c) NON-AMORTIZATION; MATURITY OF TERM B LOANS.

                  The Term B Loan of each Term B Lender shall be a non-amortizing term loan which, subject to mandatory repayment pursuant to Sections 2.9(d)(i) and 2.9(d)(ii) hereof, shall not be prepaid until the Term B Loan Maturity Date unless and until all other Secured Obligations hereunder have been paid in full, the LC Exposure of the Revolving Credit Lenders hereunder has been terminated or cash collateralized pursuant to the terms of this Agreement, and the Commitments of the Lenders and the Designated Letter of Credit Issuer hereunder have been terminated. Notwithstanding the foregoing, on or before August 30, 2002, the Borrower may prepay Ten Million Dollars ($10,000,000) of the outstanding Term B Loans held by the Term B Lenders in



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         permanent reduction thereof.

         2.2 AMENDMENT TO SECTIONS 2.9(a). Section 2.9(a) of the Credit Agreement is hereby amended to read as follows:

                  (a) SCHEDULED REPAYMENT.

                           The Borrower shall repay to the Administrative Agent, in immediately available funds, in Dollars, for the account of the Revolving Credit Lenders the outstanding principal amount of the aggregate Revolving Credit Loans on the Revolving Credit Termination Date; PROVIDED, HOWEVER, Collections, Remittances of Net Cash Proceeds and Intercompany Payments deposited into the Cash Concentration Account will be applied to the Revolving Credit Loans and Term B Loans on an ongoing basis in accordance with Section 5.3 and; PROVIDED, FURTHER that any outstanding Permitted Special Advances shall be prepaid on or before the thirtieth (30th) day after the Administrative Agent has advanced such Permitted Special Advances. Reimbursements of drawings on Letters of Credit shall be made, in Dollars, in immediately available funds. The Borrower shall repay to the Administrative Agent for the account of the Term B Lenders the Term B Loans in accordance with
         Section 2.5(c) of this Agreement in Dollars in immediately available funds on the Term B Loan Maturity Date. So long as no Event of Default has occurred or would occur by reason of such borrowing, the Borrower may use proceeds of the Revolving Credit Loans to prepay Ten Million Dollars ($10,000,000) of the outstanding Term B Loans in accordance with Section 2.5(c) of this Agreement. Except as expressly permitted in the foregoing sentence, in no circumstances shall Term B Loans be payable out of the proceeds of Revolving Credit Loans. Reimbursements of drawings on Letters of Credit shall be made, in Dollars, in immediately available funds.

Section 3     REPRESENTATIONS AND WARRANTIES.

              The Borrower hereby represents and warrants to the Lenders, the Administrative Agent, and the Letter of Credit Issuer as follows:

              3.1 THE AMENDMENT. This Amendment has been duly and validly executed by an authorized executive officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement as amended by this Amendment.

              3.2 NONWAIVER. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Lenders, the Administrative Agent or the Letter of Credit Issuer under the Credit Agreement or any other Loan Document, or (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Potential Default or Event of Default under the Credit Agreement as amended by this Amendment.

              3.3 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement amended hereby to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Credit Agreement, as amended by the prior amendments thereto and this Amendment and each reference to the







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Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the prior amendments thereto and this Amendment.

Section 4      CONDITIONS TO EFFECTIVENESS.


         This Amendment shall become effective as of the date and time at which each of the following conditions precedent shall have been fulfilled:

              4.1 AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT. The Administrative Agent shall have received from the Borrower and such requisite number of Lenders as constitute Required Lenders and Required Term B Lenders (each as defined in the Credit Agreement) an original counterpart of this Amendment No. 1 to Credit and Security Agreement, executed and delivered by a duly authorized officer of the Borrower or each such Lender, as the case may be.

              4.2 ACKNOWLEDGMENT OF GUARANTORS. The Administrative Agent shall have received the Acknowledgment of Guarantors, attached hereto, executed and delivered by a duly authorized officer of each of the Guarantors.

              4.3 CREDIT AGREEMENT CONDITIONS. Each of the conditions set forth in Section 3.2 of the Credit Agreement shall have been satisfied, as determined by the Administrative Agent, in its sole discretion, as of the effective time of this Amendment.

Section 5     MISCELLANEOUS.

              5.1 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio with out giving effect to the conflict of laws rules thereof.

              5.2 SEVERABILITY. In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Credit Agreement shall not be affected thereby.

              5.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

              IN WITNESS WHEREOF, the Borrower has caused this Amendment No. 1 to Credit and Security Agreement to be duly executed by their respective officers or agents thereunto duly authorized as of the date first written above.

                                       OLYMPIC STEEL, INC.


                                       By: ____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________














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                                       NATIONAL CITY COMMERCIAL FINANCE,
                                       INC., as Administrative Agent


                                       By: ____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       NATIONAL CITY COMMERCIAL FINANCE,
                                       INC., as a Lender and the Term B Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       CITICORP USA, INC., as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       COMERICA BANK, as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       GMAC BUSINESS CREDIT, LLC as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       HELLER FINANCIAL, INC., as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       FLEET CAPITAL CORPORATION, as a Lender


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________





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                     ACKNOWLEDGMENT OF SUBSIDIARY GUARANTORS



         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 to Credit and Security Agreement. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Credit and Security Agreement and any other Loan Document to which any of the undersigned is a party shall remain in full force and effect and be unaffected hereby.



                                OLYMPIC STEEL LAFAYETTE, INC.,
                                as a Subsidiary Guarantor

                                By: ___________________________________________
                                Name: _________________________________________
                                Title: ________________________________________



                                OLYMPIC STEEL MINNEAPOLIS, INC.,
                                as a Subsidiary Guarantor

                                By: ___________________________________________
                                Name: _________________________________________
                                Title: ________________________________________



                                OLYMPIC STEEL IOWA, INC.,
                                as a Subsidiary Guarantor

                                By: ___________________________________________
                                Name: _________________________________________
                                Title: ________________________________________



                                OLY STEEL WELDING, INC.,
                                as a Subsidiary Guarantor

                                By: ___________________________________________
                                Name: _________________________________________
                                Title: ________________________________________


                                OLYMPIC STEEL RECEIVABLES LLC,
                                as a Subsidiary Guarantor

                                By: ___________________________________________
                                Name: _________________________________________
                                Title: ________________________________________






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